UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 3, 2010

Waste2Energy Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-151108	26-2255797
(State of Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1 Chick Springs Road, Suite 218
Greenville, South Carolina 29609

(Address of principal executive offices) (zip code)

(864) 679-1625

(Registrant’s telephone number, including area code)

Copies to:

Marc Ross, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

N/A

 (Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On November 3, 2010 Waste2Energy Holdings, Inc. (the “Company”) and Quantum Solutions Technology Ventures Inc. (“QSTV”) entered  into a letter of intent and term sheet (“LOI”).  QSTV Inc., is a privately owned Canadian “Green Tech, Clean Tech” company, operating internationally in markets focused on waste to energy, alternate energy, water sciences and carbon eradication technologies.  QSTV’s global distribution channels, media and marketing expertise along with its structured funding partners, allow QSTV to engage and deploy best of breed technologies around the world.

Pursuant to the LOI, QSTV will place purchase orders with the Company for the purchase of ten cBOS trains at an aggregate purchase price of $100,000,000.  It is anticipated that the contracts will be completed within approximately15 months from the date the orders are placed.  QSTV will also arrange for a structured asset backed financing facility of a minimum of $100,000,000, together with appropriate bonding coverage to be utilized by other customers which meet the structured funding criteria, wishing to place purchase orders with the Company.  In consideration for the foregoing, the Company will issue such number of shares of its common stock to QSTV or its designees as equals 70% of the fully diluted shares of the Company’s common stock on the date of issuance.  The Company is also required to issue an aggregate of $500,000 of restricted shares of common stock to a merchant banking group affiliated with QSTV.  A condition to the LOI is the agreement of all holders of the Company’s outstanding debentures and promissory notes to consent to the transaction and enter into a forbearance and standstill agreement for a period up to 12 months.  Subject to approval from QSTV, the debentures and promissory notes may be repaid earlier from any cash flows received from the QSTV purchase order or any other orders in excess of  that required to operate the Company and execute the projects .

The completion of the transactions described above is contingent upon the completion of due diligence by all parties and the negotiation and execution of definitive agreements.  There can be no assurance that definitive agreements will be concluded or the terms and conditions which will be contained in such agreements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WASTE2ENERGY HOLDINGS, INC.

Dated: November 4, 2010	By:	/s/ PETER BOHAN
Name: Peter Bohan
Title: Chief Executive Officer